Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8 No. 333-172311,

(2) Form S-3 No. 333-172310,

(3) Form S-8 No. 333-164537, and

(4) Form S-8 No. 333-181840;

of our report dated July 26, 2011, with respect to the financial statements of the W Chicago City Center included in this Form 8-K/A for the years ended December 31, 2010 and 2009.

McLean, Virginia

July 26, 2011